EXHIBIT 4.44

授权委托书

Power of Attorney

本人，李斌，中国公民，在本授权委托书签署之日拥有北京新意互动广告有限公司（“新意互动”）8%的股权。就本人在新意互动现时和将来持有的股权（“本人股权”），本人特此不可撤销地授权北京易车互联信息技术有限公司（“WFOE”）在本授权委托书的有效期内行使如下权利:

I, Bin LI, a Chinese citizen, and a holder of 8% of the entire registered capital in Beijing C&I Advertising Co., Ltd. (“C&I”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Bitauto Internet Information Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in C&I (“My Shareholding”) during the term of this Power of Attorney:

授权WFOE（或WFOE指定的授权人）作为本人唯一的排他的代理人就有关本人股权的事宜全权代表本人行使包括但不限于如下的权利:1）参加新意互动的股东会；2）行使按照法律和新意互动章程规定本人所享有的全部股东权和股东表决权，包括但不限于出售或转让或质押或处置本人股权的全部或任何一部分；以及3）作为本人的授权代表指定和任命新意互动的法定代表人、董事、监事、总经理以及其他高级管理人员等。未经WFOE书面同意，本人无权增资、减资、转让、再次质押、或以其他任何方式处置、变更本人在新意互动的股权。

WFOE (or any person designated by WFOE) is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of C&I; 2) exercising all the shareholder’s rights and shareholder's voting rights I am entitled to under the laws of China and C&I of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of C&I. Without written consent by WFOE, I have no right to increase, decrease, transfer, pledge, or by any other manner to dispose or change My Shareholding.

WFOE将有权代表本人签署本人与WFOE、新意互动于2016年[ ]月[ ]日签署的修订和重述的独家购买权协议、本人与WFOE于2006年3月9日和2009年3月31日签署的借款合同以及本人与WFOE、新意互动于2016年[ ]月[ ]日签署的修订和重述的股权质押协议（包括上述文件的修改、修订或重述，合称“交易文件”）中约定的需由本人签署的所有文件，如期履行交易文件，该权利的行使将不对本授权形成任何限制。

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among me, WFOE and C&I on [ ], 2016, the Loan Agreements entered into by and between me and WFOE on March 9, 2006 and March 31, 2009, and the Amended and Restated Equity Pledge Agreement entered into by and among me, WFOE and C&I on [ ], 2016 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

1 秘密文件 Strictly Confidential

WFOE（或WFOE指定的授权人）就本人股权的一切行为均视为本人的行为，签署的一切文件均视为本人签署，本人会予以承认。

All the actions associated with My Shareholding conducted by WFOE (or the person designated by WFOE) shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE有转委托权，可以就上述事项的办理自行再委托其他人或单位而不必事先通知本人或获得本人的同意。如果中国法律有要求，WFOE应指派中国公民行使上述权利。如中国法律或WFOE要求，本人将按照该要求另行对WFOE指定的授权人出具格式和内容如同授权书的授权委托书。如WFOE撤销对某一指定授权人行使上述权利，本人将在收到WFOE书面通知后立即终止对该人员的委托；除此之外，本人不得撤销对WFOE或WFOE指定的授权人作出的任何委托和授权。

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights. If required by PRC laws or WFOE, I shall grant to the person designated by the WFOE an authorization in form and content same as this Power of Attorney. Once the WFOE withdraw its authorization to any person designated by it to exercise the aforementioned rights, I will immediately withdraw the authorization herein after receiving WFOE’s written notice; except for the above, I shall not withdraw any authorization granted to WFOE or any person designated by WFOE.

在本人为新意互动的股东期间（不论本人在新意互动的股权比例是否发生任何变化），本授权委托书不可撤销并持续有效，自授权委托书签署之日起算。

During the period that I am a shareholder of C&I (whether My Shareholding changed or not), this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

本授权委托书期间，本人特此放弃已经通过本授权委托书授权给WFOE的与本人股权有关的所有权利，不再自行行使该等权利。

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

本授权委托书以中文和英文书就，中英文版本如有冲突，应以中文版为准。

This Power of Attorney is written in Chinese and English. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

2 秘密文件 Strictly Confidential

李斌
Bin LI
签署:
By:	/s/Bin Li
日期:2016年______月_____日
Date: February 19, 2016

接受:

Accepted by

北京易车互联信息技术有限公司（章）

Beijing Bitauto Internet Information Co., Ltd.

签字:
By:	/s/Bin Li
姓名:	李斌
Name:	Bin LI
职位:	法定代表人
Title:	Legal Representative

承认:

Acknowledged by:

北京新意互动广告有限公司（章）

Beijing C&I Advertising Co., Ltd.

签字:
By:	/s/ Weihai Qu
姓名:	曲伟海
Name:	Weihai QU
职位:	法定代表人
Title:	Legal Representative

3 秘密文件 Strictly Confidential

授权委托书

Power of Attorney

本公司，北京易车信息科技有限公司，一家依照中国法律设立和存续的有限责任公司，注册地址为北京市海淀区首体南路6号新世纪饭店写字楼6层657室，在本授权委托书签署之日拥有北京新意互动广告有限公司（“新意互动”）90%的股权。就本公司在新意互动现时和将来持有的股权（“本公司股权”），本公司特此不可撤销地授权北京易车互联信息技术有限公司（“WFOE”）在本授权委托书的有效期内行使如下权利:

We, Beijing Bitauto Information Technology Co., Ltd., a limited liability company duly organized and existing under the laws of PRC, with its address at Room 657, Beijing New Century Hotel Office Building 6 Flr, No. 6 Beijing Capital Stadium Road South, Haidian District, Beijing, P. R. China, and a holder of 90% of the entire registered capital in Beijing C&I Advertising Co., Ltd. (“C&I”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Bitauto Internet Information Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by us now and in the future in C&I (“Our Shareholding”) during the term of this Power of Attorney:

授权WFOE（或WFOE指定的授权人）作为本公司唯一的排他的代理人就有关本公司股权的事宜全权代表本公司行使包括但不限于如下的权利:1）参加新意互动的股东会；2）行使按照法律和新意互动章程规定本公司所享有的全部股东权和股东表决权，包括但不限于出售或转让或质押或处置本公司股权的全部或任何一部分；以及3）作为本公司的授权代表指定和任命新意互动的法定代表人、董事、监事、总经理以及其他高级管理人员等。未经WFOE书面同意，本公司无权增资、减资、转让、再次质押、或以其他任何方式处置、变更本公司在新意互动的股权。

WFOE (or any person designated by WFOE) is hereby authorized to act on behalf of ourselves as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including without limitation to: 1) attending shareholders’ meetings of C&I; 2) exercising all the shareholder’s rights and shareholder's voting rights we are entitled to under the laws of China and C&I of Association, including but not limited to the sale or transfer or pledge or disposition of Our Shareholding in part or in whole; and 3) designate and appoint on behalf of ourselves the legal representative, the directors, supervisors, the chief executive officer and other senior management members of C&I. Without written consent by WFOE, we have no right to increase, decrease, transfer, pledge, or by any other manner to dispose or change Our Shareholding.

WFOE将有权代表本公司签署本公司与WFOE、新意互动于2016年[ ]月[ ]日签署的独家购买权协议以及本公司与WFOE、新意互动于2016年[ ]月[ ]日签署的股权质押协议（包括上述文件的修改、修订或重述，合称“交易文件”）中约定的需由本公司签署的所有文件，如期履行交易文件，该权利的行使将不对本授权形成任何限制。

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of ourselves, execute all the documents we shall sign as stipulated in Exclusive Option Agreement entered into by and among us, WFOE and C&I on [ ], 2016, and Equity Pledge Agreement entered into by and among us, WFOE and C&I on [ ], 2016 (collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

1 秘密文件 Strictly Confidential

WFOE（或WFOE指定的授权人）就本公司股权的一切行为均视为本公司的行为，签署的一切文件均视为本公司签署，本公司会予以承认。

All the actions associated with Our Shareholding conducted by WFOE (or the person designated by WFOE) shall be deemed as our own actions, and all the documents related to Our Shareholding executed by WFOE shall be deemed to be executed by us. We hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE有转委托权，可以就上述事项的办理自行再委托其他人或单位而不必事先通知本公司或获得本公司的同意。如果中国法律有要求，WFOE应指派中国公民行使上述权利。如中国法律或WFOE要求，本公司将按照该要求另行对WFOE指定的授权人出具格式和内容如同授权书的授权委托书。如WFOE撤销对某一指定授权人行使上述权利，本公司将在收到WFOE书面通知后立即终止对该人员的委托；除此之外，本公司不得撤销对WFOE或WFOE指定的授权人作出的任何委托和授权。

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to us or obtaining our consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights. If required by PRC laws or WFOE, we shall grant to the person designated by the WFOE an authorization in form and content same as this Power of Attorney. Once the WFOE withdraw its authorization to any person designated by it to exercise the aforementioned rights, we will immediately withdraw the authorization herein after receiving WFOE’s written notice; except for the above, we shall not withdraw any authorization granted to WFOE or any person designated by WFOE.

在本公司为新意互动的股东期间（不论本公司在新意互动的股权比例是否发生任何变化），本授权委托书不可撤销并持续有效，自授权委托书签署之日起算。

During the period that we are the shareholder of C&I (whether Our Shareholding changed or not), this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

本授权委托书期间，本公司特此放弃已经通过本授权委托书授权给WFOE的与本公司股权有关的所有权利，不再自行行使该等权利。

During the term of this Power of Attorney, we hereby waive all the rights associated with Our Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by ourselves.

本授权委托书以中文和英文书就，中英文版本如有冲突，应以中文版为准。

This Power of Attorney is written in Chinese and English. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

2 秘密文件 Strictly Confidential

北京易车信息科技有限公司（章）
Beijing Bitauto Information Technology Co., Ltd.

签字:
By:	/s/Bin Li
姓名:	李斌
Name:	Bin LI
职位:	法定代表人
Title:	Legal Representative
Date:	February 19, 2016

接受:

Accepted by

北京易车互联信息技术有限公司（章）

Beijing Bitauto Internet Information Co., Ltd.

签字:
By:	/s/ Bin Li
姓名:	李斌
Name:	Bin LI
职位:	法定代表人
Title:	Legal Representative

承认:

Acknowledged by:

北京新意互动广告有限公司（章）

Beijing C&I Advertising Co., Ltd.

签字:
By:	/s/ Weihai Qu
姓名:	曲伟海
Name:	Weihai QU
职位:	法定代表人
Title:	Legal Representative

3 秘密文件 Strictly Confidential

授权委托书

Power of Attorney

本人，曲伟海，中国公民，在本授权委托书签署之日拥有北京新意互动广告有限公司（“新意互动”）2%的股权。就本人在新意互动现时和将来持有的股权（“本人股权”），本人特此不可撤销地授权北京易车互联信息技术有限公司（“WFOE”）在本授权委托书的有效期内行使如下权利:

I, Weihai QU, a Chinese citizen, and a holder of 2% of the entire registered capital in Beijing C&I Advertising Co., Ltd. (“C&I”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Bitauto Internet Information Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in C&I (“My Shareholding”) during the term of this Power of Attorney:

授权WFOE（或WFOE指定的授权人）作为本人唯一的排他的代理人就有关本人股权的事宜全权代表本人行使包括但不限于如下的权利:1）参加新意互动的股东会；2）行使按照法律和新意互动章程规定本人所享有的全部股东权和股东表决权，包括但不限于出售或转让或质押或处置本人股权的全部或任何一部分；以及3）作为本人的授权代表指定和任命新意互动的法定代表人、董事、监事、总经理以及其他高级管理人员等。未经WFOE书面同意，本人无权增资、减资、转让、再次质押、或以其他任何方式处置、变更本人在新意互动的股权。

WFOE (or any person designated by WFOE) is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of C&I; 2) exercising all the shareholder’s rights and shareholder's voting rights I am entitled to under the laws of China and C&I of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of C&I. Without written consent by WFOE, I have no right to increase, decrease, transfer, pledge, or by any other manner to dispose or change My Shareholding.

WFOE将有权代表本人签署本人与WFOE、新意互动于2016年[ ]月[ ]日签署的修订和重述的独家购买权协议、本人与WFOE于2006年3月9日和2009年3月31日签署的借款合同以及本人与WFOE、新意互动于2016年[ ]月[ ]日签署的修订和重述的股权质押协议（包括上述文件的修改、修订或重述，合称“交易文件”）中约定的需由本人签署的所有文件，如期履行交易文件，该权利的行使将不对本授权形成任何限制。

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among me, WFOE and C&I on [ ], 2016, the Loan Agreements entered into by and between me and WFOE on March 9, 2006 and March 31, 2009, and the Amended and Restated Equity Pledge Agreement entered into by and among me, WFOE and C&I on [ ], 2016 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

1 秘密文件 Strictly Confidential

WFOE（或WFOE指定的授权人）就本人股权的一切行为均视为本人的行为，签署的一切文件均视为本人签署，本人会予以承认。

All the actions associated with My Shareholding conducted by WFOE (or the person designated by WFOE) shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE有转委托权，可以就上述事项的办理自行再委托其他人或单位而不必事先通知本人或获得本人的同意。如果中国法律有要求，WFOE应指派中国公民行使上述权利。如中国法律或WFOE要求，本人将按照该要求另行对WFOE指定的授权人出具格式和内容如同授权书的授权委托书。如WFOE撤销对某一指定授权人行使上述权利，本人将在收到WFOE书面通知后立即终止对该人员的委托；除此之外，本人不得撤销对WFOE或WFOE指定的授权人作出的任何委托和授权。

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights. If required by PRC laws or WFOE, I shall grant to the person designated by the WFOE an authorization in form and content same as this Power of Attorney. Once the WFOE withdraw its authorization to any person designated by it to exercise the aforementioned rights, I will immediately withdraw the authorization herein after receiving WFOE’s written notice; except for the above, I shall not withdraw any authorization granted to WFOE or any person designated by WFOE.

在本人为新意互动的股东期间（不论本人在新意互动的股权比例是否发生任何变化），本授权委托书不可撤销并持续有效，自授权委托书签署之日起算。

During the period that I am a shareholder of C&I (whether My Shareholding changed or not), this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

本授权委托书期间，本人特此放弃已经通过本授权委托书授权给WFOE的与本人股权有关的所有权利，不再自行行使该等权利。

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

本授权委托书以中文和英文书就，中英文版本如有冲突，应以中文版为准。

This Power of Attorney is written in Chinese and English. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

2 秘密文件 Strictly Confidential

曲伟海
Weihai QU

签署:
By:	/s/Weihai Qu
日期: 2016年______月___日
Date: February 19, 2016

接受:

Accepted by

北京易车互联信息技术有限公司（章）

Beijing Bitauto Internet Information Co., Ltd.

签字:
By:	/s/Bin Li
姓名:	李斌
Name:	Bin LI
职位:	法定代表人
Title:	Legal Representative

承认:

Acknowledged by:

北京新意互动广告有限公司（章）

Beijing C&I Advertising Co., Ltd.

签字:
By:	/s/ Weihai Qu
姓名:	曲伟海
Name:	Weihai QU
职位:	法定代表人
Title:	Legal Representative

3 秘密文件 Strictly Confidential